Exhibit 10.9

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 6th day of April, 2005, by and between Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and Gerald Wisler (the “Equity Participant”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to issue to the Equity Participant, and the Equity Participant desires to purchase from the Corporation, shares of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Bridge Financing” shall have the meaning set forth in the Term Sheet.

“Cause” shall have the meaning set forth in the Consulting Agreement or Employment Agreement, as applicable.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the applicable time.

“Consideration” shall have the meaning set forth in Section 2.1.

“Consulting Agreement” shall mean the Consulting Agreement proposed to be entered into by and between the Corporation and the Equity Participant.

“Employment Agreement” shall mean the Employment Agreement proposed to be entered into by and between the Corporation and the Equity Participant pursuant to which the Equity Participant will be employed as the full-time Chief Executive Officer of the Corporation.

“Equity Stock” shall have the meaning set forth in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

“Executive Commencement Date” shall have the meaning set forth in the Term Sheet.

“Fair Market Value” shall mean the fair market value, with respect to any Share, as determined by the Board of Directors of the Corporation.

“Family” shall mean any spouse, lineal ancestor or descendant, or sibling or any trust for the exclusive benefit of any of the foregoing and/or the Equity Participant.

“Group” shall mean as to (a) a partnership, any or all of its general or limited partners or any “affiliate” thereof (as defined by Rule 405 promulgated under the Securities Act), (b) a trust, any of the beneficiaries, settlers or grantors now existing or hereafter arising of, or any Person under common control with, such trust, (c) a corporation, any of its stockholders, any subsidiary of such corporation or any corporation which is under common control with such corporation, or any directors, officers or employees of such corporation, and (d) a limited liability company, any of its members.

“Initial Public Offering” shall mean the Corporation’s initial distribution of New Securities in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per New Security of not less than the product of three (3) and the original purchase price per share for the Corporation’s initial round of Series A Preferred Stock (as adjusted for stock splits, stock dividends or similar recapitalizations) and resulting in net proceeds to the Corporation of not less than $40 million.

“IRS” shall mean the Internal Revenue Service.

“New Securities” shall mean any Equity Stock, including, but not limited to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock.

“Original Cost Per Share” shall have the meaning set forth in Section 2.1.

“Person” shall mean and include a natural person, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, an educational institution, a government or any department, agency or political subdivision thereof, or any other entity.

“Preferred Shares” shall mean, at the applicable time, all issued and outstanding shares, if any, of the Corporation’s preferred stock.

“Public Offering” shall mean a distribution of New Securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

“Released Shares” shall mean Shares that, in accordance with Sections 3.1, 3.2 and 3.3, are no longer subject to repurchase by the Corporation pursuant to Section 4.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time.

“Shares” shall have the meaning set forth in Section 2.1.

“Term Sheet” shall mean the term sheet, dated as of February 28, 2005, by and between the Corporation and the Equity Participant.

“Transfer” shall include any direct or indirect sale, assignment, transfer, pledge (but not including a pledge in favor of the Corporation), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

“Unreleased Shares” means Shares that are not Released Shares.

SECTION 2. Issuance of Common Stock.

2.1 Subject to the terms and conditions contained herein, the Corporation hereby sells to the Equity Participant, and the Equity Participant hereby purchases from the Corporation, 2,300,000 shares of Common Stock (the “Shares”) for a purchase price of $.001 per share (the “Original Cost Per Share”) or the aggregate purchase price of $2,300 (the “Consideration”). Simultaneously with execution and delivery hereof, the Equity Participant is delivering to the Corporation a check or wire transfer of funds in the aggregate amount of the Consideration.

2.2 The Equity Participant, in his sole discretion, may make an effective election with the IRS under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Equity Participant understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after any acquisition of the Shares to be effective. If the Equity Participant files an effective election, the excess of the fair value of the Shares (which the IRS may assert is different from the fair value determined by the Equity Participant) covered by such election over the amount paid by the Equity Participant for the Shares shall be treated as ordinary income received by the Equity Participant. If the Equity Participant does not file an effective election, future appreciation on the Shares will generally be taxable as ordinary income when the right of repurchase lapses as to such Shares pursuant to this Agreement. The foregoing is merely a brief summary of complex tax regulations, and therefore, the Equity Participant is strongly advised to consult with his own tax advisors.

2.3 In the event that the Equity Participant files the election referred to in Section 2.2 above, the Equity Participant will provide the Corporation with a copy of such election as filed.

SECTION 3. Repurchase Rights related to Common Stock.

3.1 On the date hereof, 176,400 Shares shall immediately be released.

3.2 From the date of execution of this Agreement until the execution of the Employment Agreement, the Shares shall be released in a series of successive equal daily installments of 1,575 shares.

3.3 Upon the execution of the Employment Agreement by the Equity Participant and the Corporation, the Shares which remain unreleased after the release of those Shares pursuant to Sections 3.1 and 3.2 shall be released in accordance with the following table:

Date of Vesting	Percentage of those unreleased Shares at the Executive Commencement Date that remain unreleased
The first anniversary of the Executive Commencement Date	75%
End of 1st quarter after the first anniversary of Executive Commencement Date	68.75%
End of 2nd quarter after the first anniversary of Executive Commencement Date	62.50%
End of 3rd quarter after the first anniversary of Executive Commencement Date	56.25%
End of 4th quarter after the first anniversary of Executive Commencement Date	50.00%
End of 1st quarter after the second anniversary of the Executive Commencement Date	43.75%
End of 2nd quarter after the second anniversary of the Executive Commencement Date	37.50%
End of 3rd quarter after the second anniversary of the Executive Commencement Date	31.25%
End of 4th quarter after the second anniversary of the Executive Commencement Date	25.00%
End of 1st quarter after the third anniversary of the Executive Commencement Date	18.75%
End of 2nd quarter after the third anniversary of the Executive Commencement Date	12.50%
End of 3rd quarter after the third anniversary of the Executive Commencement Date	6.25%
End of 4th quarter after the third anniversary of the Executive Commencement Date	0%

3.4 In the event that the Equity Participant does not execute the Employment Agreement prior to or in connection with the closing of the Bridge Financing or the Consulting Agreement with the Equity Participant is terminated by the Corporation for any reason (with or without Cause) other than the commencement of his full time employment with the Corporation pursuant to the Employment Agreement, the Shares which remain unreleased at such time, after the release of those Shares pursuant to Sections 3.1 and 3.2, shall cease being released on the earlier of the date of the closing of such Bridge Financing or the date of termination of the consulting arrangement, as applicable, and remain Unreleased Shares.

3.5 Notwithstanding the foregoing, in the event the Equity Participant’s employment is terminated without Cause in relation to the sale or other disposition of all or substantially all of the Corporation’s assets or a change in ownership in a single transaction or series of related transactions of fifty percent (50%) or more of the Corporation’s stock, the Shares which remain unreleased at the time of termination, after the release of those Shares pursuant to Sections 3.1 and 3.2 shall be released on the date of such termination and become Released Shares; provided, however that this provision shall not apply in the event of any equity financings of the Corporation.

3.6 Except as provided for in Section 3.5 above, in the event the Equity Participant’s employment is terminated without Cause, twenty-five percent (25%) of the Unreleased Shares on the date of such termination shall be released on the date of such termination and become Released Shares.

SECTION 4. Termination of Relationship.

4.1(a) In the event that the Equity Participant’s consulting is terminated for Cause prior to the execution of the Employment Agreement, the Corporation shall have the right to purchase from the Equity Participant, and if the Corporation exercises its option pursuant to this Section 4, the Equity Participant shall sell to the Corporation upon the exercise of such right, all of the Equity Participant’s Unreleased Shares (rounded up to the nearest whole Share) at the Original Cost Per Share.

(b) In the event that the Equity Participant executes the Employment Agreement prior to or in connection with the closing of the Bridge Financing, and his employment is subsequently terminated for any reason (with or without Cause), the Corporation shall have the right to purchase from the Equity Participant, and if the Corporation exercises its option pursuant to this Section 4, the Equity Participant shall sell to the Corporation upon the exercise of such right, (1) all of the Equity Participant’s Unreleased Shares (rounded up to the nearest whole Share) at the Original Cost Per Share, and (2) all of the Equity Participant’s Released Shares (rounded up to the nearest whole Share) at the Fair Market Value per Share; provided, however, that if, after the Executive Commencement Date, the Equity Participant’s employment is terminated by the Corporation for Cause pursuant to the terms and conditions of the Employment Agreement, the purchase price for any Released Shares shall be the Original Cost Per Share.

(c) For purposes of clause (b) above, Released Shares shall not include those shares that were released during the consulting period.

4.2 The number of Shares subject to purchase pursuant to Section 4.1 shall be adjusted to give effect to any stock dividend, or other distribution of stock made on or in respect of such Shares, or any subdivision, combination or reclassification of the outstanding capital stock of the Corporation or received in exchange for the Shares.

4.3 In order to exercise the option to purchase the Equity Participant’s Shares under this Section 4, the Corporation shall deliver a written notice to the Equity Participant (the “Share Repurchase Notice”), indicating its election to purchase any or all of the Shares and specifying the number of Unreleased Shares and Released Shares, if applicable, which the Corporation elects to purchase and the purchase price therefor, within ninety (90) days after the Equity Participant’s termination.

4.4 The repurchase of Shares hereunder shall be made on a date within sixty (60) days of the delivery of the Share Repurchase Notice, by delivery of payment to the Equity Participant, by check or wire transfer, against receipt of one or more certificates, properly endorsed, evidencing the Equity Participant’s Unreleased and/or Released Shares, if applicable, to be so purchased. If the repurchase is not consummated by such date, the Corporation may deliver to the Equity Participant by check or wire transfer the applicable repurchase price for the Unreleased Shares and/or Released Shares, if applicable, to be repurchased and may cancel the certificates evidencing such Unreleased Shares and/or Released Shares, if applicable, on the books and records of the Corporation.

4.5 Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Shares by the Corporation shall be subject to applicable restrictions contained in federal law, the Delaware General Corporation Law and in the Corporation’s debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the repurchase of any Shares thereunder which the Corporation is otherwise entitled to make, the Corporation may make such repurchases within sixty (60) days of the date that it is permitted to do so under such restrictions.

4.6 In the event that any Shares are the subject of repurchase by the Corporation pursuant to this Section 4, the Equity Participant and his successors, assigns or representatives will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner as are requested by the Corporation.

SECTION 5. Legend on Shares and Notice of Transfer.

5.1 Restrictive Legends.

(a) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 5.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

(b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT EFFECTIVE AS OF APRIL 6, 2005, BETWEEN AEGERION PHARMACEUTICALS, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF AEGERION PHARMACEUTICALS, INC.

5.2 Notice of Transfer.

(a) The Equity Participant, and any other holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Corporation of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5.2. Each such notice shall contain (i) a statement setting forth the intention of said holder’s prospective transferee with respect to its retention or disposition of said Shares; and (ii) unless waived by the Corporation, an opinion of counsel for said holder as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory basis relied upon by counsel. The following provisions shall then apply:

(i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 5 hereof and the intended method of disposition specified in the statement delivered by said holder to the Corporation.

(ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 6 until the requisite registration or qualification is effective.

(b) Notwithstanding the provisions of Section 5.2(a), in the case of a Transfer by a holder to a member of such holder’s Family or Group, no such opinion of counsel shall be necessary; provided, that the transferee agrees in writing to be subject to Section 5 hereof to the same extent as if such transferee were originally a signatory to this Agreement.

(c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 5.1(a) hereof unless (i) in the opinion of counsel (acceptable to the Corporation)

addressed to the Corporation the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Corporation shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the Corporation, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

(d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 5.1(b) hereof for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares may request that the Corporation issue a new certificate not bearing the legend set forth in Section 5.1(b) hereof.

SECTION 6. Covenants of the Equity Participant and the Corporation.

6.1 Permitted Transfers.

(a) Neither the Equity Participant nor any permitted transferee of the Equity Participant shall Transfer all or any of the Shares to any Person except in accordance with Sections 3 and 4 hereof. Notwithstanding anything to the contrary contained herein (other than Section 3 hereof), the Equity Participant (and any permitted transferee of the Equity Participant) may Transfer all or any portion of his Shares: (i) if the stockholder is a limited partnership or a trust, to any member of the Group of which the Equity Participant (or such permitted transferee) is a member; provided, that such transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement (ii) if the stockholder is a corporation or a limited liability company, to any member of its Group; provided, that such transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (iii) if the stockholder is an individual, to any member of the Family of such stockholder; provided, that such new transferee shall agree in writing with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that the interests in any Family trusts shall be nontransferable; and (iv) if the transferor is a permitted transferee of the Equity Participant by will or the laws of descent and distribution, provided that each such new transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee was a party hereto.

(b) If requested in writing by the managing underwriters, if any, of any Initial Public Offering, the Equity Participant agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Initial Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering; provided, however, that this restriction will not apply to transfers permitted under Section 6.1(a) provided such transferee agrees to be bound by the restriction contained in this Section 6.1(b).

6.2 Right of First Offer on Dispositions.

(a) If Equity Participant desires to Transfer all or any part of his Shares pursuant to this Section 6.2 at any time prior to completion of the Corporation’s Initial Public Offering (other than pursuant to Section 6.1(a) or 6.3 hereof), Equity Participant shall submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Corporation, which Offer shall specify the number of Offered Shares proposed to be sold, the total number of Shares owned by Equity Participant, and the terms and conditions, including price, at which the Shares are being offered.

(b) The Corporation shall have the right to purchase any or all of the Offered Shares on the same terms and conditions specified in the Offer.

(c) If the Corporation desires to purchase any or all of the Offered Shares on the same terms and conditions specified in the Offer, the Corporation shall deliver its acceptance (an “Acceptance”) to Equity Participant, which Acceptance shall confirm that the Corporation desires to purchase any or all of the Offered Shares and the number of Shares the Corporation desires to purchase and shall be delivered in person or mailed to Equity Participant at the address set forth in the Offer within twenty (20) days of the date the Offer was made by Equity Participant pursuant to Section 6.2(a).

(d) If the Corporation elects to purchase any or all of the Offered Shares, sale of the Offered Shares pursuant to this Section 6.2 shall be made at the offices of the Corporation on the 30th day following the expiration of the 20-day period described above (or if such 30th day is not a business day, then on the next succeeding business day). Such sale shall be effected by Equity Participant’s delivery to the Corporation of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Corporation, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Equity Participant of the purchase price therefor by the Corporation. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

(e) If the Corporation does not elect to purchase all of the Offered Shares, then the Offered Shares (less the amount to be purchased by the Corporation) may be sold by Equity Participant at any time within one hundred twenty (120) days after the date the Corporation responded to the Offer was made by Equity Participant pursuant to Section 62(a). Any such sale shall be upon terms and conditions, including price, no more favorable to the proposed transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 6.2.

6.3 Drag Along. Subject to Section 6.2 above, anything in this Agreement to the contrary notwithstanding, in the event that (i) the Board of Directors of the Corporation by unanimous vote or unanimous written consent and/or the holders of more than fifty percent (50%) of the then outstanding Common Stock by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the holders of any Common Stock will acquire fifty percent (50%) or more of the Common Stock of the Corporation (by stock purchase, merger or otherwise) or all or substantially all of the assets of the Corporation, upon the written request of the holders of more than fifty percent (50%) of the Common Stock, the Equity Participant agrees to offer to sell all of his Shares, and to sell all of his Shares (or, if such proposed transaction involves the sale of less than one hundred percent (100%) of the outstanding Common Stock, a proportionate amount of his Shares), to such Person or Persons or to vote all of his Shares in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the Board of Directors of the Corporation and/or the holders of more than fifty percent (50%) of the Common Stock; provided, however, that the Equity Participant’s obligation to sell his Shares pursuant to this Section 6.3 shall only apply if all of the Shares are to be sold on the same terms and conditions as the shares of such other Person or Persons. For purposes of this Section 6.3, each Preferred Share shall be deemed to be the number of shares of Common Stock into which such Preferred Share is then convertible.

6.4 “Piggyback” Registrations. (a) If the Corporation at any time proposes to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Common Stock may be registered for sale to the general public, other than on Form S-4 or S-8 or other similar registration statement not generally used by an issuer in connection with raising capital, whether for its own account or for the account of others, the Corporation will at each such time promptly give written notice to the Equity Participant of such proposal, which shall set forth information, to the extent then known, as to offering price or range, the number of shares to be offered, the proposed manner of distribution and the proposed managing underwriter(s) of the offering. Upon the written request of the Equity Participant given within twenty (20) days after the Corporation has given such notice and subject to any rights of the holders of Preferred Shares of the Corporation, the Corporation will cause the Shares which the Corporation has been requested to register by the Equity Participant to be registered under the Securities Act (and any related qualification under blue sky laws or other compliance), all to the extent required to permit the sale or other disposition by the Equity Participant of the Shares so registered.

(b) If securities are to be registered for sale under a registration and are to be distributed for the account of the Corporation by or through a firm of underwriter(s), then, subject to the rights of the holders of Preferred Shares of the Corporation, any Shares which the Corporation has been requested to register pursuant to clause (a) of this Section 6.4 shall also be included in such underwriting on the same terms as other securities of the same class as the Shares included in such underwriting; provided, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Shares, will exceed the maximum amount of the Corporation’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then (subject to clause (d) of this Section 6.4) the Corporation shall exclude from such underwriting, first, the number of Shares being sold for the account of the Equity Participant as is necessary, in the opinion of the managing underwriter(s), to reduce the size of the offering provided, however, that the number of securities to be requested to be sold in the offering by officers, directors and other founding stockholders are likewise reduced pro rata based upon the number of securities requested to be registered.

(c) If securities are to be registered for sale under a registration and are to be distributed for the account of holders of Common Stock held by third parties or holders (other than the Corporation) of other securities of the Corporation other than Common Stock by or through a firm of underwriters) of recognized standing under underwriting terms appropriate for such transaction, then any Shares which the Corporation has been requested to register pursuant to clause (a) of this Section 6.4 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to such Shares, will exceed the maximum amount of the Corporation’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Corporation shall exclude from such underwriting the number of Shares and other securities, pro rata to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering; provided, however, that the number of securities to be requested to be sold in the offering by officers, directors and other founding stockholders are likewise reduced pro rata based upon the number of securities requested to be registered.

(d) Notwithstanding Sections 6.4(a) and (b) and (c), the Corporation may exclude all Shares from registration in connection with the Corporation’s Initial Public Offering if the inclusion of such Shares would, in the written opinion of the managing underwriter(s) adversely affect the marketing of the New Securities to be sold by the Corporation therein; provided that such exclusion of Shares shall be made pro rata with all other shares of Common Stock held by third parties issued prior to the issuance and sale of the Preferred Shares; provided, further, that such shares of Common Stock shall not include shares of Common Stock received by third parties pursuant to conversion of Preferred Shares.

SECTION 7. Representations.

7.1 Representations of the Equity Participant. In connection with the Equity Participant’s purchase of any Shares on the date hereof, the Equity Participant hereby represents and warrants to the Corporation as follows:

(a) Investment Intent; Capacity to Protect Interests. The Equity Participant is acquiring the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act.

(b) Restricted Securities. The Equity Participant understands and acknowledges that the sale of the Shares has not been registered under the Securities Act; that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that, except as provided in Section 6.3, the Corporation is under no obligation to register the Shares. The Equity Participant has no need for liquidity relating to his investment in the Shares and is able to bear the economic risk of his investment in the Shares for an indefinite period of time.

(c) Disposition under Rule 144. The Equity Participant understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase of any payment for the Shares, and even then will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

(d) The Equity Participant has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of his investment in the Shares. The Equity Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full access to or been provided with such other information concerning the Corporation as he has requested.

7.2 Representations of the Corporation. The Corporation represents to the Equity Participant that:

(a) The execution, delivery and performance by the Corporation of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its Bylaws or otherwise.

(b) This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

SECTION 8. Withholding. Upon the request of the Corporation, the Equity Participant shall promptly pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof).

SECTION 9. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.

SECTION 10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Equity Participant, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Corporation and the Equity Participant, and each other person who shall properly become a registered holder of any Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

SECTION 11. Entire Agreement. This Agreement, together with the Term Sheet and the Confidentiality and Assignment Agreement executed by the parties, contain the entire agreement among the parties with respect to the subject matter hereof and supersede other prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 12. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one (1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other nationally-recognized express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself or herself by notice to the other party):

(a)	If to the Equity Participant:

Gerald Wisler

c/o Aegerion Pharmaceuticals, Inc.

250 West Main Street

Branford, Connecticut 06405

(b)	If to the Corporation:

Aegerion Pharmaceuticals, Inc.

c/o Scheer & Company, Inc.

250 West Main Street

Branford, Connecticut 06405

Telecopier: (203) 481-4164

Attention: David I. Scheer, President

with a copy to:

Sills Cummis Epstein & Gross P.C.

One Riverfront Plaza

Newark, New Jersey 07102

Telecopier No.: (973) 643-6500

Attention: Ira A. Rosenberg, Esq.

SECTION 13. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement and that execution may be delivered by facsimile.

SECTION 15. Headings. The benefits of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 16. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18. Governing Law; Jurisdiction. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Delaware, without regard to the conflicts of law principles thereof. Each party hereby submits itself or himself, for the sole purpose of this Agreement and any controversy arising hereunder, to the exclusive jurisdiction of the state and Federal courts located in the State of Connecticut, and waives any objection (on the grounds of lack of jurisdiction, forum non conveniens or otherwise) to the exercise of such jurisdiction over it or him by any such court in the State of Connecticut. Each party hereby agrees that service of process may be served on it or him by certified mail, return receipt requested, or overnight courier, sent to the address of such entity or such entity’s attorneys listed in Section 12 above (or such other address as any such party notifies the other thereof by written notice).

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Purchase Agreement as of the date and year first written above.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ David Scheer
Name: David Scheer
Title: Chairman

/s/ Gerald Wisler
Gerald Wisler

Exhibit A

Form of 83(b) Election

ELECTION PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned hereby makes the election authorized by Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, with respect to shares of Common Stock of Aegerion Pharmaceuticals, Inc. (the “Company”) described below acquired by the undersigned on the date shown below. To the extent permitted, this election shall also serve as an election under analogous state law. As required by the Treasury Regulations under Section 83(b), the undersigned supplies herewith the following information:

1.	The undersigned’s name and address are:

Name:

Address:

2.	The undersigned has taxpayer identification number ;

3.	The property with respect to which this protective election is made consists of shares of Common Stock of the Company.

4.	The date on which the above-described property was transferred to the undersigned was .

5.	As of the date of transfer, the property was subject to the following substantial risk of forfeiture:

(a) All of the shares are subject to time vesting based on a continued business relationship with the Company.

(b) All of the shares which have not been “released” are subject to repurchase by the Company in the event the undersigned’s business relationship with the Company ceases for any reason. The purchase price for each share of Common Stock which has not yet been “released” and is subject to repurchase will be the undersigned’s original cost per share.

(c) All of the shares which have been “released” are subject to repurchase by the Company in the event the undersigned’s business relationship with the Company is terminated for Cause. The purchase price for each share of Common Stock which has been “released” and is subject to repurchase will be the undersigned’s original cost per share.

(d) All of the shares which have been “released” are subject to repurchase by the Company in the event the undersigned’s business relationship with the Company ceases for any reason other than Cause. The purchase price for each share of Common Stock which has been “released” and is subject to repurchase will be the fair market value of such share.

6.	The fair market value of the property at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $ per share.

7.	The amount paid for the property by the undersigned was $0.001 per share (“Original Cost Per Share”).

A copy of this election has been furnished to the Company, and a copy of this election will be attached to the undersigned’s federal income tax return for the year to which this election relates.

Name:
Date:

Amendment No. 1 to Restricted Stock Purchase Agreement

This Amendment No. 1 to Restricted Stock Purchase Agreement (the “Amendment”) is made as of this 13 day of June 2007, by and between Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”) and Gerald Wisler (the “Equity Participant”), parties to that certain Restricted Stock Purchase Agreement dated as of April 6, 2005 (the “Agreement”). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Corporation and the Equity Participant desire to amend the Agreement; and

WHEREAS, pursuant to Section 13 of the Agreement, a waiver, amendment or modification to the terms and provisions of the Agreement may not be effected without the prior written consent of the Corporation and the Equity Participant.

NOW, THEREFORE in consideration of the foregoing and intending to be legally bound, the Company and the Equity Participant agree as follows.

1. The definition of “Initial Public Offering” contained in Section 1 of the Agreement is amended and restated in its entirety to read as follows:

“Initial Public Offering” shall mean the Corporation’s initial distribution of New Securities in a firm commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

2. Section 6.3 of the Agreement shall terminate upon an Initial Public Offering.

3. This Amendment shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of interest laws principles thereof.

4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Except to the extent amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Restricted Stock Purchase Agreement as of the date and year first written above.

AEGERION PHARMACEUTICALS, INC.

By /s/ William Lewis

Name: William Lewis

Title: Chief Financial Officer

/s/ Gerald Wisler

Gerald Wisler